AMENDMENT TO

DUKE ENERGY CORPORATION EXECUTIVE SAVINGS PLAN

(as Amended and Restated Effective as of January 1, 2008)

The Duke Energy Corporation Executive Savings Plan (as Amended and Restated Effective as of January 1, 2008), and as subsequently amended (the "Plan"), is amended, effective for the Plan Year beginning January 1, 2013, as follows:

1.     Section 3.1 of the Plan is hereby amended to add the following at the end thereof:

“The Committee may at any time, in its sole discretion, change the eligibility criteria for Employees such that all or certain Employees are not eligible for one or more Plan Years to make an election to defer one or more types of compensation, including Base Pay, Incentive Plan payments, LTIP Awards, dividend equivalents, and/or Company Matching Contributions.”

2.     Section 3.3 of the Plan is hereby amended by deleting the second sentence thereof.

3.     Section 4.5 of the Plan is hereby amended by adding the following new paragraph at the end thereof:

“If an Employee is eligible to make contributions to the Progress Energy 401(k) Savings & Stock Ownership Plan ("Progress Plan") rather than the RSP, then this Section 4.5 shall apply to the Employee with (i) "Progress Plan" substituted for "RSP" in each place (other than the first sentence) that "RSP" is referenced, (ii) "Pre-Tax Deferred Contributions, Additional Pre-Tax Deferred Contributions, Roth Contributions, Additional Roth Contributions, After-tax Savings, and Additional After-tax Savings" substituted for "Before-Tax Eligible Deferrals and Roth Contributions" in each place "Before-Tax Eligible Deferrals and Roth Contributions" is referenced, (iii) the deletion of the phrase “and Incentive Plan deferrals” in subparagraph (b) above, and (iv) "Company Matching Allocations" substituted for "Matching Contribution" in each place "Matching Contribution" is referenced in subparagraph (c) above.”

This amendment has been executed by an authorized officer of Duke Energy Corporation on November 8, 2012.

                                                                                                DUKE ENERGY CORPORATION

                                                                                                /s/   JENNIFER WEBER

                                                                                                       Jennifer Weber

                                                                                                       Executive Vice President and Chief Human Resources Officer